Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the shareholders of Osaühing FusionOne Eesti
(Commercial Register code 10195467)

We have audited the accompanying financial statements of Osaühing FusionOne Eesti, which comprise the balance sheet at 31 December 2008, income statement , statement of changes in equity and cash flow statement for the year ended, and a summary of significant accounting policies other explanatory notes.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with US GAAP. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with US GAAS. These standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements and free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of Osaühing FusionOne Eesti as of 31 December 2008, and its financial performance and its cash flows for the year then ended in accordance with US GAAP.

Tallinn, April 07, 2009

/s/ Jelena Ivanova
Jelena Ivanova
Authorised Public Accountant